UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2009

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 18, 2009, the Company completed the acquisition of the Genco Maximus, a 169,025 dwt Capesize newbuilding.  The Company had agreed to buy the vessel under the terms of agreements that the Company entered into with companies within the Metrostar Management Corporation group to acquire nine Capesize vessels as previously announced on July 18, 2007.  The Genco Maximus is the eighth vessel to be delivered to the Company under such agreements.  The Company paid a total purchase price of approximately $120 million for the Genco Maximus, which the Company financed with borrowings under its 2007 credit facility and cash from operations.  The Genco Maximus was delivered to its charterer, Cargill International S.A., on September 19, 2009 and commenced a time charter for 3 to 4.5 months at a rate of $31,750 per day, less a 5% third party brokerage commission.

A copy of the Company’s press release announcing the delivery of this vessel to the Company is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No. 99.1	Description Press Release dated September 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      GENCO SHIPPING & TRADING LIMITED

                      DATE:  September 21, 2009

                     /s/ John C. Wobensmith
                     John C. Wobensmith
                     Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.1	Description Press Release dated September 21, 2009.